Exhibit 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-66620), (No. 333-66123), (No. 333-66121), (No.
333-66119) and (No. 033-63865), in Amendment No.1 to the Registration Statement on Form S-3 (No. 333-127155), in the Registration Statement on Form S-3 (No. 333-136387), and in the Registration Statement on Form S-3 (No. 333-141570), of ATC Healthcare, Inc. and Subsidiaries of our report dated April 28, 2007, relating to the February 28, 2007 financial statements and financial statement schedule, which appears in this Form 10-K.



Goldstein Golub Kessler LLP
New York, New York
May 15, 2007